Exhibit 99.1

 Jones Lang LaSalle Reports Strong Second Quarter Results Ahead of Expectations


    CHICAGO and LONDON, July 28 /PRNewswire-FirstCall/ -- Jones Lang LaSalle Incorporated (NYSE: JLL), the leading global real estate services and money management firm, today reported net income of $5.1 million, or $0.16 per diluted share of common stock, for the second quarter of 2004. These results, which include an after-tax expense of $8.4 million ($0.26 per share), associated with the planned early redemption of the firm's euro 165 million 9 percent Senior Notes ("Senior Notes"), compare favorably to the consensus estimate of net income of $0.08 per diluted share, which excluded redemption expenses. The results also compare favorably to the second quarter 2003 net loss of $1.4 million ($0.05 per share), which included non-recurring after-tax expenses of $3.2 million ($0.11 per share) related to the abandonment of a property management accounting system. EBITDA for the 2004 second quarter of $30.2 million reflected a significant increase over the prior year quarter of $12.1 million.


     Second Quarter Highlights
      -- Revenues increased by more than 20 percent year over year in local currencies
      -- Successful redemption of 9 percent Senior Notes, reducing ongoing interest expense
      -- EBITDA increased 150 percent year over year



    "We continue to report improving financial results in all business segments, the result of leveraging operational excellence with an improving world economy. We are very pleased with the strong financial and operational performance our businesses demonstrated in the first six months of 2004, but given the seasonal nature of our business, there is still much remaining to deliver this year," said Stuart Scott, the firm's Chairman, President and Chief Executive Officer. "We have both the financial and operational strength to take advantage of any further improvement in world economies over the balance of this year and into 2005. We are proud that Colin Dyer, our new President and Chief Executive Officer, will be able to assume leadership of an organization that has a strong foundation both in the marketplace and financially, so that he can take it to the next level."

    Reflecting the seasonality of its business, the firm reported a year-to-date loss of $1.0 million ($0.03 per share), including the costs associated with the redemption of the Senior Notes. This compares favorably to the loss of $8.7 million ($0.28 per share) it reported for the first six months of 2003.

    Revenues increased by $57.3 million to $270.9 million for the quarter, a 27 percent increase in U.S. dollars, 21 percent in local currencies, as all segments again reported year-over-year revenue improvement. Year-to-date revenues of $493.7 million were up 23 percent in U.S. dollars, 15 percent in local currencies. The revenue growth was a result of increased transaction activity across the Investor and Occupier Services businesses where clients appear to be gaining more confidence in the prospects for economic recovery. The Hotels business delivered excellent performance in all markets, and record revenues, as its global branding and platform have positioned it as the "advisor of choice" for key industry participants. In addition, the continuing strength of real estate as an investment class has increased opportunities for the real estate money management business to realize value for clients. This generated increased equity earnings where the firm co-invests alongside clients, as well as incentive fees, as LaSalle Investment Management continues to deliver investment performance exceeding targeted returns.

    Second quarter operating expenses of $248.7 million increased 18 percent over the prior year period in U.S. dollars, 12 percent in local currency terms. Operating expenses of $476.1 million for the year to date increased 17 percent in U.S. dollars, 10 percent in local currencies. Included in operating expenses in the second quarter of 2003 was $4.9 million related to the abandonment of a property management accounting system. Excluding this expense, operating expenses for the quarter increased 21 percent in U.S. dollars, 15 percent in local currencies, and for the year to date they increased 19 percent in U.S. dollars, 11 percent in local currencies. These increases included a significant increase in accrued incentive compensation, reflecting the improved timing of revenue performance as compared to the prior year. The broad-based revenue strength, coupled with a continuing focus on costs, resulted in bottom-line operating improvements for all segments.

    Included in interest expense of $15.2 million for the quarter was $11.6 million of expense consisting of the acceleration of debt issuance cost amortization and the premium paid related to the June 15, 2004, redemption of the Senior Notes. Excluding this one-time expense, interest expense of $3.6 million for the quarter was significantly lower than the $4.9 million incurred in the second quarter of 2003, reflecting the continued pay-down of debt and a generally lower interest rate environment, partially offset by the strengthening euro. Net cash and debt at June 30, 2004, was $177 million, a $59 million reduction from the net cash and debt at June 30, 2003.

    The current quarter tax expense of $2.0 million reflects an estimated 28 percent effective tax rate for 2004. The prior-year tax benefit of $730,000 reflected an estimated 34 percent effective tax rate. The reduction in the estimated effective tax rate to 28 percent in 2004 is consistent with the tax rate ultimately achieved for 2003 and reflects the continued disciplined management of the global tax position.


    Business Segment Second Quarter Performance Highlights

    Investor and Occupier Services ("IOS")
    -- The Americas region continued the momentum of its strong 2003 finish and 2004 start, reporting a 21 percent year-over-year increase in revenues in the second quarter to $81.0 million. Transaction businesses again delivered strong performance with a trend toward increased deal volume and increased deal size in many business lines. For example, the New York business has experienced increased demand with the number of transactions for the first six months of 2004 up 11 percent, and a 17 percent growth in the square feet transacted. In general, the management services businesses have experienced flat revenues, reflecting a shifting focus toward leasing-only assignments as large property owners undertake more self management. The Corporate Property Services business, which performs facility management outsourcing for clients, was up 20 percent in revenue terms for the quarter, reflecting its success in winning new business. Operating expenses increased 15 percent to $73.3 million, in large part due to accrued incentive compensation expense, which increased when compared to the same period in 2003 as a result of the improved revenue performance. The balance of the increase was in revenue generation activities. Operating income for the quarter was $7.7 million, as compared to $2.7 million for the same period last year.

    -- In Europe, the IOS business saw sustained positive revenue momentum from the first quarter, with second quarter revenues up 25 percent in U.S. dollars, 16 percent in local currencies. The revenue increase was led by the French business, where revenues were up over 125 percent in local currencies compared to the prior year, as several large capital market and agency leasing transactions moved forward in the year. The English business was up 17 percent due to the effect of improving economies on its strong market positions. There was also revenue strength in Italy, Russia and Spain, the key growth markets for the region. Revenues declined by 9 percent in the German business as difficult local economic conditions persisted. Operating expenses year over year increased 22 percent in U.S. dollars, 13 percent in local currencies, with the most significant factors being the impact of increased accrued incentive compensation due to the timing of the improved revenue performance and other costs associated with the generation of additional revenues.

    -- Second quarter revenues for the Asia Pacific region were up 26 percent in U.S. dollars, 19 percent in local currencies, over the prior year quarter. The growth markets of India and North Asia led the way with revenue growth of 64 percent in U.S. dollars, 57 percent in local currencies. The core market of Hong Kong also had strong revenue growth, reflecting improved sentiment in the local economy overall and toward real estate in particular. Operating expenses increased 24 percent in U.S. dollars, 17 percent in local currencies, driven by accrued incentive compensation expense, reflecting the timing impact of the strong revenue performance and continued investment in the growth markets of China, India and Japan.


    Investment Management

    LaSalle Investment Management revenues were up 50 percent in U.S. dollars, 44 percent in local currencies, over the prior year quarter, primarily driven by increased equity earnings, which were up $7.2 million compared to the second quarter of 2003, and related incentive fees. The current real estate market is attractive for realizing value for clients in a shorter timeframe than originally planned. Several large transactions originally anticipated for later in the year have been accelerated to lock in excellent performance gains. Moreover, the strength of the real estate capital markets also resulted in higher than originally targeted investment returns. Operating expenses increased 27 percent in U.S. dollars, 21 percent in local currencies. The increase in operating expenses is primarily due to an increase in accrued incentive compensation, reflecting the timing impact of the equity gains and incentive fee revenue performance.


    Outlook

    The firm's results continue to be seasonal in character, with the majority of profits occurring in the second half of the year. Improved global economic conditions improved market confidence, which in turn benefited higher-margin transaction businesses. The favorable second quarter financial performance was the result of the earlier timing of equity gains and fees from transactions anticipated to occur later in the year, as well as better core business performance fundamentals worldwide. Although second half prospects will depend on sustained favorable economic conditions, the firm is confident in its ability to perform in accordance with the current expectations of the analysts covering its performance, which excludes the Senior Note redemption costs.


    About Jones Lang LaSalle

    Jones Lang LaSalle is the world's leading real estate services and money management firm, operating across more than 100 markets around the globe. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet (67 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate money management firms, with approximately $24 billion of assets under management.


    Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2003, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.


    Conference Call

    The firm will conduct a conference call for shareholders, analysts and investment professionals on Thursday, July 29, at 9:00 a.m. EDT.

    To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

    -- United States callers: +1 877 809 9540

    -- International callers: +1 706 679 7364

       Replay Information Available: (12:00 p.m. EDT) Thursday, July 29, through (Midnight EDT) Thursday, August 5, at the following numbers:

    -- International callers: +1 706 645 9291

    -- U.S. callers: +1 800 642 1687

    -- Pass code: 8789888

    Live web cast (available through August 5)
    Follow these steps to listen to the web cast:

    (1) You must have a minimum 14.4 Kbps Internet connection

    (2) Log onto:
    http://phx.corporate-ir.net/phoenix.zhtml?p=irol-
    eventDetails&c=81245&eventID=918392

    (3) Download free Windows Media Player software: (link located under registration form)

    (4) If you experience problems listening, send an e-mail to webcast.info@tfn.com

        This information is also available on the company's website at http://www.joneslanglasalle.com .


                       JONES LANG LASALLE INCORPORATED
                     Consolidated Statements of Earnings
          For the Three and Six Months Ended June 30, 2004 and 2003
                      (in thousands, except share data)
                                 (Unaudited)

                                Three Months Ended         Six Months Ended
                                    June 30,                   June 30,
                                2004         2003         2004         2003
    Revenue:
      Fee based services      $259,556     $210,105     $476,596     $394,966
      Equity in earnings
       (loss) from
       unconsolidated
       ventures                  6,916         (285)       9,039         (205)
      Other income               4,438        3,737        8,061        6,708
        Total revenue          270,910      213,557      493,696      401,469

    Operating expenses:
      Compensation and
       benefits                175,385      139,100      330,450      269,778
      Operating,
       administrative and
       other                    66,254       58,284      130,331      112,669
      Depreciation and
       amortization              7,941        9,286       16,243       18,976
      Non-recurring and
       restructuring
       charges:
        Compensation and
         benefits                   73         (143)        (137)        (587)
        Operating,
         administrative and
         other                    (983)       4,240         (793)       4,740

          Total operating
           expenses            248,670      210,767      476,094      405,576

          Operating income
           (loss)               22,240        2,790       17,602       (4,107)

    Interest and other costs:
      Interest expense,
       net of interest
       income                    3,642        4,935        7,456        9,018
      Loss on
       extinguishment of
       Euro Notes               11,561          -         11,561          -
        Total interest and
         other costs            15,203        4,935       19,017        9,018

        Income (loss)
         before provision
         (benefit) for
         income taxes            7,037       (2,145)      (1,415)     (13,125)

    Net provision (benefit)
     for income taxes            1,970         (730)        (396)      (4,463)

        Net income (loss)       $5,067      $(1,415)     $(1,019)     $(8,662)

    EBITDA (1)                 $30,181      $12,076      $33,845      $14,869

    Basic income (loss)
     per common share            $0.17       $(0.05)      $(0.03)      $(0.28)

    Basic weighted average
     shares outstanding     30,449,030   30,719,905   30,889,639   30,717,647

    Diluted income (loss)
     per common share            $0.16       $(0.05)      $(0.03)      $(0.28)

    Diluted weighted
     average shares
     outstanding            32,652,871   30,719,905   30,889,639   30,717,647

     Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
                          Segment Operating Results
          For the Three and Six Months Ended June 30, 2004 and 2003
                                (in thousands)
                                 (Unaudited)

                                   Three Months Ended       Six Months Ended
                                        June 30,                June 30,
                                    2004        2003        2004        2003
     INVESTOR & OCCUPIER SERVICES -
       AMERICAS
         Revenue:
           Implementation
            services              $37,917     $23,778     $61,993     $45,379
           Management services     41,305      41,352      79,296      78,320
           Equity earnings            -           -           467         -
           Other services           1,465       1,301       2,742       2,187
           Intersegment
            revenue                   299         270         381         339
                                   80,986      66,701     144,879     126,225
         Operating expenses:
           Compensation,
            operating and
            administrative         69,925      59,455     131,040     115,871
           Depreciation and
            amortization            3,361       4,550       7,024       9,209
              Operating income
               (2)                 $7,700      $2,696      $6,815      $1,145

       EUROPE
         Revenue:
           Implementation
            services              $75,971     $56,099    $141,602    $104,888
           Management services     24,326      23,996      46,724      44,916
           Other services           2,077       1,917       3,956       3,510
                                  102,374      82,012     192,282     153,314
         Operating expenses:
           Compensation,
            operating and
            administrative         94,626      76,825     183,656     146,806
           Depreciation and
            amortization            2,676       2,781       5,455       5,546
              Operating income
               (2)                 $5,072      $2,406      $3,171        $962

       ASIA PACIFIC
         Revenue:
           Implementation
            services              $30,233     $22,062     $49,406     $37,067
           Management services     21,271      18,839      41,933      35,934
           Other services             409         341         757         804
                                   51,913      41,242      92,096      73,805
         Operating expenses:
           Compensation,
            operating and
            administrative         49,238      39,238      92,432      75,095
           Depreciation and
            amortization            1,587       1,635       3,143       3,579
              Operating income
               (loss) (2)          $1,088        $369     $(3,479)    $(4,869)

     INVESTMENT MANAGEMENT-
       Revenue:
         Implementation and
          other services           $3,454        $531      $4,918      $2,328
         Advisory fees             24,325      23,609      50,021      45,763
         Incentive fees             1,243          17       1,311         578
         Equity earnings (loss)     6,914        (285)      8,570        (205)
                                   35,936      23,872      64,820      48,464

       Operating expenses:
         Compensation,
          operating and
          administrative           28,149      22,136      54,034      45,014
         Depreciation and
          amortization                317         320         621         642
              Operating income
               (2)                 $7,470      $1,416     $10,165      $2,808


     Total segment revenue       $271,209    $213,827    $494,077    $401,808
     Intersegment revenue
      eliminations                   (299)       (270)       (381)       (339)
       Total revenue             $270,910    $213,557    $493,696    $401,469

     Total segment operating
      expenses                   $249,879    $206,940    $477,405    $401,762
     Intersegment operating
      expense eliminations           (299)       (270)       (381)       (339)
       Total operating
        expenses before
        non-recurring and
        restructuring charges    $249,580    $206,670    $477,024    $401,423

       Operating income before
        non-recurring and
        restructuring charges     $21,330      $6,887     $16,672         $46

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
                         Consolidated Balance Sheets
              June 30, 2004, December 31, 2003 and June 30, 2003
                                (in thousands)

                                             June 30,                June 30,
                                               2004    December 31,    2003
                                           (Unaudited)     2003    (Unaudited)
    ASSETS
    Current assets:
      Cash and cash equivalents               $24,462     $63,105     $13,175
      Trade receivables, net of allowances    230,538     253,126     188,293
      Notes receivable                          2,814       3,698       2,724
      Other receivables                         8,567       8,317       6,235
      Prepaid expenses                         26,584      18,866      24,064
      Deferred tax assets                      23,428      18,097      28,953
      Other assets                              5,790       7,731      12,884
          Total current assets                322,183     372,940     276,328

    Property and equipment, at cost, less
     accumulated depreciation                  67,486      71,621      73,611
    Intangibles resulting from business
     acquisitions and JLW merger,
     net of accumulated amortization          342,597     347,608     339,668
    Investments in and loans to real
     estate ventures                           66,437      71,335      71,361
    Long-term receivables, net                 10,954      13,007      13,796
    Prepaid pension asset                      13,229      11,920       1,735
    Deferred tax assets                        45,888      43,252      24,377
    Debt issuance costs                         2,110       4,113       4,595
    Other assets, net                          11,742       7,144       7,223
                                             $882,626    $942,940    $812,694

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable and accrued
       liabilities                            $83,294     $96,466     $87,900
      Accrued compensation                     98,773     154,317      62,680
      Short-term borrowings                    14,473       3,592      15,757
      Deferred tax liabilities                  2,466       2,623         566
      Other liabilities                        43,626      28,414      33,863
          Total current liabilities           242,632     285,412     200,766

    Long-term liabilities:
      Credit facilities                       186,990           -      43,500
      9% Senior Euro Notes, due 2007                -     207,816     189,849
      Deferred tax liabilities                  4,348         761         705
      Minimum pension liability                     -           -       5,336
      Other                                    23,282      17,960      17,313
          Total liabilities                   457,252     511,949     457,469

    Commitments and contingencies

    Stockholders' equity:
      Common stock, $.01 par value per
       share, 100,000,000 shares
       authorized; 32,178,613, 31,762,077
       and 31,128,438 shares issued and
       outstanding as of June 30, 2004,
       December 31, 2003 and
       June 30, 2003, respectively                322         318         311
      Additional paid-in capital              532,803     519,438     500,055
      Deferred stock compensation             (21,022)    (21,649)    (17,239)
      Retained deficit                        (60,364)    (59,346)   (104,073)
      Stock held by subsidiary                (33,062)    (12,846)     (4,659)
      Stock held in trust                        (230)       (460)       (460)
      Accumulated other comprehensive
       income (loss)                            6,927       5,536     (18,710)
          Total stockholders' equity          425,374     430,991     355,225
                                             $882,626    $942,940    $812,694

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
               Summarized Consolidated Statements of Cash Flows
               For the Six Months Ended June 30, 2004 and 2003
                                (in thousands)
                                 (Unaudited)

                                                   Six Months Ended June 30,
                                                    2004 (3)          2003 (3)

    Cash provided by earnings                      $22,712           $25,107

    Cash used in working capital                   (38,849)          (35,212)

    Cash provided by (used in) investing
     activities                                     (3,858)           (7,384)

    Cash provided by (used in) financing
     activities                                    (18,648)           17,010

          Net decrease in cash                     (38,643)             (479)

    Cash and cash equivalents, beginning
     of period                                      63,105            13,654
    Cash and cash equivalents, end of
     period                                        $24,462           $13,175


                       JONES LANG LASALLE INCORPORATED
             Schedule of Non-Recurring and Restructuring Charges
          For the Three and Six Months Ended June 30, 2004 and 2003
                      (in thousands, except share data)
                                 (Unaudited)

                                   Three Months Ended       Six Months Ended
                                        June 30,                June 30,
                                    2004        2003        2004        2003
    Non-Recurring &
     Restructuring Charges

    Land Investment &
     Development Group
     Impairment Charges            (1,279)        -        (1,279)        -

    Insolvent Insurance
     Providers                        -          (606)        -          (606)

    Abandonment of Property
     Management Accounting
     System
    - Compensation & Benefits          76         113          76         113
    - Operating, Administrative
       & Other                        163       4,822         353       4,822

    2001 Global Restructuring
     Program
    - Compensation & Benefits          (3)         82         (38)         82
    - Operating, Administrative
       & Other                        -           -           -           -

    2002 Global Restructuring
     Program
    - Compensation & Benefits         -          (338)       (175)       (782)
    - Operating, Administrative
       & Other                        133          24         133         524


    Total Non-Recurring &
     Restructuring Charges
     (Credits)                       (910)      4,097        (930)      4,153

    Net expense (benefit) for
     Income Taxes on
     Non-Recurring and
     Restructuring Charges           (255)      1,393        (260)      1,412

    Non-Recurring and
     Restructuring Charges
     (Credits) After Tax             (655)      2,704        (670)      2,741

    Diluted Weighted Average
     Shares Outstanding        32,652,871  30,719,905  30,889,639  30,717,647

    Per Share Impact of Non-
     Recurring and
     Restructuring Charges
     (Credits)                      (0.02)       0.09       (0.02)       0.09


     Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
          CURRENCY ANALYSIS OF REVENUES AND OPERATING INCOME (LOSS)
                                (in millions)
                                 (Unaudited)

                        Pound              Australian   US
                      Sterling(4)   Euro     Dollar   Dollar(4)  Other   TOTAL
                          $           $         $        $         $       $
     REVENUES (4)

           Q1, 2004     50.5        43.5      17.6      77.9     33.3   222.8

           Q2, 2004     56.2        48.2      23.4      94.3     48.8   270.9

           Total       106.7        91.7      41.0     172.2     82.1   493.7

           Q1, 2003     37.7        37.2      13.7      70.0     29.3   187.9

           Q2, 2003     43.9        36.5      18.7      75.9     38.6   213.6

           Total        81.6        73.7      32.4     145.9     67.9   401.5


    OPERATING INCOME
     (LOSS) (4)

           Q1, 2004     -2.5         4.8      -1.5      -3.4     -2.0    -4.6

           Q2, 2004      1.6         4.9       2.2       9.2      4.3    22.2

           Total        -0.9         9.7       0.7       5.8      2.3    17.6

           Q1, 2003     -2.6         2.9      -1.4      -2.4     -3.4    -6.9

           Q2, 2003     -0.4         0.1      -4.1       1.9      5.3     2.8

           Total        -3.0         3.0      -5.5      -0.5      1.9    -4.1


    AVERAGE EXCHANGE
     RATES

           Q1, 2004    1.842       1.246     0.764       N/A      N/A     N/A

           Q2, 2004    1.829       1.215     0.694       N/A      N/A     N/A


           Q1, 2003    1.600       1.075     0.595       N/A      N/A     N/A

           Q2, 2003    1.624       1.140     0.644       N/A      N/A     N/A

        Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
                          Financial Statement Notes

     (1) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. EBITDA is also used in the calculation of certain covenants related to our revolving credit facility. However, EBITDA should not be considered an alternative to (i) net income (loss) (determined in accordance with GAAP), (ii) cash flows (determined in accordance with GAAP), or (iii) liquidity.

          Reconciliation from operating income (loss) to EBITDA (in thousands):


                                        Three Months Ended   Six Months Ended
                                             June 30,            June 30,
                                          2004      2003      2004      2003

             Operating income (loss)    $22,240    $2,790   $17,602   $(4,107)
             Plus: Depreciation and
              amortization                7,941     9,286    16,243    18,976
             EBITDA                     $30,181   $12,076   $33,845   $14,869


     (2) For purposes of this analysis we have determined that the allocation of the non-recurring charges to our segments is not meaningful to investors. Additionally, we evaluate the performance of our segment results without these charges being allocated.

     (3) The consolidated statements of cash flows are presented in summarized form. Please reference our second quarter Form 10-Q for detailed consolidated statements of cash flows.

     (4) The objective of this presentation is to provide guidance as to the key currencies that the Company does business in and their significance to reported revenues and operating income (loss). The operating income (loss) sourced in pound sterling and US dollars understates the profitability of the businesses in the United Kingdom and America because it includes the locally incurred expenses of our global offices in London and Chicago, respectively, as well as the European regional office in London. The revenues and operating income (loss) of the global investment management business are allocated to their underlying currency, which means that this analysis may not be consistent with the performance of the geographic IOS segments. In particular, as incentive fees are earned by this business, there may be significant shifts in the geographic mix of revenues and operating income (loss).



SOURCE  Jones Lang LaSalle Incorporated
    -0-                             07/28/2004
    /CONTACT: Lauralee Martin, Chief Financial Officer of Jones Lang LaSalle, +1-312-228-2073/
    /Web site:  http://www.joneslanglasalle.com /
    (JLL)

CO:  Jones Lang LaSalle Incorporated
ST:  Illinois
IN:  RLT FIN
SU:  ERN ERP CCA